UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 31, 2009
(Date of earliest event reported)
RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)
(336) 664-1233
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     RF Micro Devices, Inc. (the “Company”) is filing this Current Report on Form 8-K (the “Report”) solely to reflect the retrospective application of the Financial Accounting Standards Board (the “FASB”) Staff Position (“FSP”) Accounting Principles Board (“APB”) No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 was effective for the Company as of March 29, 2009 and is described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009 (the “2009 Form 10-K”), which was filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2009. The information in this Report is not an amendment to or restatement of the 2009 Form 10-K.
     As previously disclosed in the 2009 Form 10-K, the FASB issued FSP APB 14-1 in May 2008. FSP APB 14-1 requires the issuer of convertible debt instruments with cash settlement features to separately account for the liability and equity components of the instrument and, upon effectiveness of FSP APB 14-1 as it relates to each issuer, requires retrospective application for all periods presented subsequent to the issuance of such convertible debt instruments. On April 4, 2007, the Company completed a public offering of $200 million aggregate principal amount of 0.75% Convertible Subordinated Notes due 2012 (the “2012 Notes”) and $175 million aggregate principal amount of 1.00% Convertible Subordinated Notes due 2014 (the “2014 Notes” and, together with the 2012 Notes, the “Notes”) that are within the scope of FSP APB 14-1. Therefore, as of the date of the issuance of the Notes on both a retrospective and prospective basis, the debt component of the Notes must be recorded in the Company’s financial statements at the present value of its cash flows discounted using the Company’s nonconvertible debt borrowing rate and the equity component must be recorded as the difference between the proceeds from the issuance of the Notes and the fair value of the liability, net of deferred taxes. In addition, FSP APB 14-1 requires that the Company record an unamortized discount of the liability component of the Notes, which must be amortized over the term of the Notes using the effective interest method. The adoption of FSP APB 14-1 decreased net loss by approximately $10.7 million for fiscal 2009 and decreased net income by approximately $9.1 million for fiscal 2008.
      The Company’s historical consolidated financial statements included in Part II, Item 8 - “Financial Statements and Supplementary Data” have been retrospectively adjusted to reflect the adoption of FSP APB 14-1 and are attached to this Report as Exhibit 99.5 (including a description of FSP APB 14-1 and the impact of the adoption on the historical consolidated financial statements of the Company as disclosed in new Note 2A to the Company’s historical consolidated financial statements). Additionally, the disclosures in the following Items of the 2009 Form 10-K also have been updated to reflect the retrospective adoption of FSP APB 14-1: Part I, Item 1A - “Risk Factors” (Exhibit 99.1), Part II, Item 6 - “Selected Financial Data” (Exhibit 99.2), Part II, Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Exhibit 99.3) and Part II, Item 7A - “Quantitative and Qualitative Disclosures about Market Risk” (Exhibit 99.4). The Company has also attached to this Report as Exhibit 12 the ratio of earnings to fixed charges.
     Neither this Report nor the exhibits attached to this Report reflect any events or developments occurring after May 27, 2009. Except as described above, the Company has not modified or updated any disclosures in the 2009 Form 10-K that may have been affected by subsequent events or developments. Accordingly, this Report should be read in conjunction with the 2009 Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the 2009 Form 10-K, including any amendments to those filings.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

12	Ratio of Earnings to Fixed Charges

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.2	Part II, Item 6 (Selected Financial Data) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.3	Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.4	Part II, Item 7A (Quantitative and Qualitative Disclosures about Market Risk) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.5	Part II, Item 8 (Financial Statements and Supplementary Data) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

	By:	/s/ William A. Priddy, Jr.

William A. Priddy, Jr. Chief Financial Officer, Corporate Vice President of Administration and Secretary

Date: July 31, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

12	Ratio of Earnings to Fixed Charges

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.2	Part II, Item 6 (Selected Financial Data) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.3	Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.4	Part II, Item 7A (Quantitative and Qualitative Disclosures about Market Risk) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009

99.5	Part II, Item 8 (Financial Statements and Supplementary Data) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009